UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      March 27, 2014

Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Hudson Global, Inc. (the “Company”) appointed Stephen A. Nolan, Executive Vice President and Chief Financial Officer, as the Company’s Controller and designated him as the principal accounting officer of the Company, effective March 27, 2014. Mr. Nolan will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and will not receive additional compensation for these additional duties.

Mr. Nolan, who is 53 years of age, has served as Executive Vice President and Chief Financial Officer since May 30, 2013, with overall responsibility for the Company's accounting, finance, treasury and related risk management functions. Mr. Nolan has more than 30 years of experience in finance, operations and strategic planning. From 2004 to 2012, he served as the Chief Financial Officer at Adecco Group North America, a $5 billion staffing and human capital division of the global workforce solutions company, Adecco S.A. Previously, Mr. Nolan served as Chief Financial Officer North America for DHL Global Forwarding from 2001 until 2004. Prior to that, he served in a variety of finance and strategic development roles, including 15 years at Reckitt Benckiser Inc., a global household, health and personal care products company. Mr. Nolan is a Chartered Accountant and began his career as Audit Senior with PricewaterhouseCoopers in Ireland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date: April 2, 2014	By:	/s/ Latham Williams
Latham Williams Senior Vice President, Legal Affairs and Administration

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